UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 14, 2010

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

California	1-6615	95-2594729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7800 Woodley Avenue Van Nuys, California	91406
(Address of Principal Executive Offices)	(Zip Code)
Registrant's Telephone Number, Including Area Code: (818) 781-4973
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 2.05	Costs Associated with Exit or Disposal Activities

On June 14, 2010, Superior Industries International, Inc. (“Superior”) entered into a definitive agreement to sell its 50% equity stake in Suoftec Light Metal Products Production & Distribution Ltd. (“Suoftec”), the company’s joint venture manufacturing facility in Hungary.  Superior sold its equity stake in Suoftec so that it could better focus its efforts on the world’s emerging markets.

Under the agreement, Superior will sell its entire ownership interest in Suoftec to its partner in the joint venture, Otto Fuchs Kg, based in Meinerzhagen, Germany.  The total purchase price shall be 7 million euros, consisting of a combination of cash and other consideration.  The transaction is expected to be completed on June 18, 2010.

In addition to recording its 50% share of the operating results of Suoftec through the date of sale, Superior will record in the second quarter of 2010 an accounting charge equal to the difference between the sales proceeds of 7 million euros (approximately $8.5 million at a current euro exchange rate) and the book value of Superior’s investment in Suoftec as of the date of sale.  As of the end of May 2010, the book value of Superior’s investment in Suoftec, net of adjustments included in Other Comprehensive Income, was approximately $14 million.  Because Superior may also incur additional charges in connection with this transaction, Superior is currently unable to, in good faith, make an estimate of the aggregate costs to be incurred or the aggregate future cash expenditures to be made in connection with the sale of Suoftec.

A copy of the press release announcing this transaction is attached as Exhibit 99.1 to this report.

Forward-Looking Statements

This Form 8-K contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected timing for completion of and accounting treatment for the Suoftec sale. These statements are based on current expectations, estimates and projections about the company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict.  No assurance can be given that the anticipated benefits from the sale of Suoftec will be fully realized or realized within the expected timeframe.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors and risks discussed from time to time in the company's Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions.  Such forward-looking statements speak only as of the date on which they are made and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release, dated June 15, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
(Registrant)

Date: June 15, 2010	/s/ Robert A. Earnest
Robert A. Earnest
Vice President, General Counsel and Corporate Secretary